Exhibit 99.1 NEWS RELEASE Contact: Mendy Marsh, Chief Financial Officer Phone Number: 210-308-8267 http://www.globalscape.com/company/contact.aspx

GLOBALSCAPE ANNOUNCES INVESTMENT TERM SHEET WITH CORETRACE

Strategic Investment Eyed for Innovative Endpoint Security Technology

SAN ANTONIO, Texas - December 7, 2009 - GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, today announced that it has entered into an investment term sheet with CoreTrace Corporation, a privately held software company based in Austin, Texas. CoreTrace develops and sells the most tamper-proof and scalable enterprise application whitelisting solution, BOUNCER by CoreTrace™. Subject to definitive agreements, GlobalSCAPE will invest in CoreTrace in return for an equity position and a seat on the CoreTrace board of directors.

Whitelisting solutions restrict or deny the operation of applications and executables not on an approved list created by an administrator or end user. Whitelisting technology reflects an emerging paradigm shift within the multi-billion dollar endpoint security market. Traditional "blacklisting" solutions, such as anti-virus software, attempt to detect and defeat millions of malicious software applications and unique executables by attempting to recognize such malware and quarantining or deleting the infected files. "Because malware has proliferated exponentially, traditional solutions are increasingly stressed beyond their ability to keep pace with the virus of the day," said Jim Morris, president and CEO of GlobalSCAPE. "The CoreTrace whitelisting technology has tremendous potential, similar to the early days of the anti-virus market."

GlobalSCAPE and CoreTrace expect to have definitive agreements in place before the end of the year. "We look forward to this strategic investment and partnership with GlobalSCAPE," said Toney Jennings, president and CEO of CoreTrace. "CoreTrace is a leader in a growing market and the GlobalSCAPE investment will allow us to continue executing in accordance with our strategic plan, while also providing both companies with a variety of interesting future opportunities."

GlobalSCAPE's Managed File Transfer (MFT) products, including Enhanced File Transfer Server™ , Secure FTP Server™ and its industry-leading CuteFTP® product family, allow organizations to intelligently and securely manage sensitive information in motion and at rest, across multiple locations and with customers and business partners. GlobalSCAPE also provides wide area file services (WAFS) solutions that help customers collaborate across wide area networks at local area network speeds. GlobalSCAPE's MFT and WAFS solutions ensure the highest levels of compliance with government data security and privacy regulations, along with corporate security policies and mandates.

About CoreTrace

CoreTrace® is the pioneer of client-based application whitelisting. The company's award-winning and patented high-security, easy-change BOUNCER solution is at the forefront of the movement in next-generation endpoint control and security solutions. Unlike other application whitelisting solutions that are simply lockdown technologies, BOUNCER's "Trusted Change" capability enables IT professionals to predefine multiple sources from which users can safely install applications and have them automatically added to the whitelist - all with minimal IT involvement. The result: full prevention of unauthorized applications, improved overall security, and lower total cost of ownership compared to alternative whitelisting and traditional blacklisting antivirus solutions. CoreTrace's customers include organizations in a wide variety of industries, such as energy, oil and gas, financial services, telecommunications, as well as government agencies.

Additional information may be found on the CoreTrace website and on WhiteSpace, the Application Whitelisting and Security Weblog.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a global provider of managed file transfer (MFT) and wide area file services (WAFS) solutions for securely exchanging critical information over the Internet, within an enterprise, and with business partners. Since the release of Cute FTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. For more information about GlobalSCAPE's products, visit www.globalscape.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2008 calendar year, filed with the Securities and Exchange Commission on March 31, 2009.